Oppenheimer Money Market Fund, Inc.
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            07/25/97                .0001310
            07/26/97                .0001310
            07/27/97                .0001310
            07/28/97                .0001323
            07/29/97                .0001321
            07/30/97                .0001338
            07/31/97                .0001424
                                    --------
            Seven Day
              Total:                .0009336



      Current Yield:          $0.0009336/7 x 365 = 4.87%


                                      365/7
      Effective Yield:  (.0009336 + 1)      - 1  = 4.99%